_______ __, 2007

Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, NY 10022

Re:       Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and/or director of Apex Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), in consideration Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc. (the "Underwriters") agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), as more specifically described in the Company’s Registration Statement on Form S-1, filed with the SEC on July 13, 2006, as amended through the date hereof (collectively, the “Registration Statement”), and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule I hereto):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all shares of Common Stock owned or controlled by the undersigned (including, Insider Shares and any shares of Common Stock acquired in or following the IPO) in accordance with the majority of the votes cast by the Public Stockholders. For purposes of the foregoing and clause (ii) of paragraph 2 below, shares of Common Stock held by an affiliated entity over which the undersigned has control are deemed controlled by the undersigned.

2.  If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (a) the Trust Account to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable, and (ii) vote owned or controlled by the undersigned shares in favor of, or otherwise cause, the Company, to dissolve and adopt a plan of distribution of its assets as soon as practicable. Except with respect to IPO Shares acquired by the undersigned in or following the IPO, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Insider Shares. The undersigned hereby waives any right set forth in the Company’s Amended and Restated Certificate of Incorporation to demand conversion of the undersigned's shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) in the event a Business Combination is approved by the Company's stockholders.

3.  The undersigned acknowledges that the Company will seek to obtain from each of its vendors, prospective target businesses and other entities, a waiver (a “Waiver”) of any right, title, interest or claim in or to any of the monies contained in the Trust Account. The undersigned agrees to indemnify and hold harmless the Company, on a joint and several basis, from and against any and all losses; liabilities, claims, damages, costs and reasonable expenses (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending, or threatened, or any claim whatsoever) arising from, or relating to, claims made by any acquisitive target, vendor or service provider against the Company, but only to the extent that (a) such claims are made by such third parties who have not executed a waiver, and (b) such claims reduce the amount of funds held in the Trust Account to be distributed to the Company’s Public Stockholders upon the Company’s dissolution. The undersigned is financially able to bear the indemnification obligations described in the immediately preceding paragraph. The undersigned agree among themselves that (i) each of them shall be liable for the foregoing indemnification obligation on a pro rata basis, based on their  relative number of Insider Shares, and (ii) if any one of the undersigned is required to indemnify the Company for more than his, her or its pro rata share, the others shall make such contributions as shall be ncessary to gtive effect to the foregoing clause (i).

4.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees (i) not to become an officer, director or principal shareholder of entities, including but not limited to blank check companies, which are engaged in, or in the event of a Business Combination, will be engaged in, business activities which are competitive to those intended to be conducted by the Company until the earlier of completion of a business combination or the Company's dissolution, and (ii) to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination) an operating business in the healthcare industry until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account in connection with the dissolution of the Company or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and/or contractual obligations the undersigned might have.

5.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Lazard Capital Markets LLC that the business combination is fair to the Company’s stockholders from a financial perspective.

6.  Except as expressly described in the Section captioned “Certain Transactions” and elsewhere in the Registration Statement, neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination.

7.  The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

8.  The undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Shares for the period commencing on the Effective Date and ending on (a) in the event that the Company consummates a Business Combination, the earlier of (i) the first anniversary of the consummation of such Business Combination, and (ii) any time after six months from the consummation of such Business Combination if the volume weighted average price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period, and (b) in the event that the Company does not consummate a Business Combination, the date on which the Company gives the escrow agent notice that the Company is being liquidated at which time the escrow agent will destroy the shares. Further, the undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Warrants for the period commencing on the Effective Date and ending on the sixth month anniversary of a Business Combination.

9.  As indicated on the signature page hereto, if applicable, the undersigned agrees to be a member of the Board of Directors and/or an officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned's employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company. The undersigned’s biographical information contained in the Registration Statement under the Section captioned “Management” is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Director and Stockholder Questionnaire and NASD Questionnaire furnished to the Company and the Underwriters is true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Underwriters that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.  The undersigned has full right and power, without violating any agreement by which the undersigned is bound, (a) to enter into this letter agreement, and (b) to the extent the undersigned is listed as a member of the Company’s Board of Directors and/or holding an executive office position in the Registration Statement under the Section captioned “Management”, to serve the Company in such capacity or capacities.

11.  The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12.  This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”).  None of the Underwriters or their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Lazard Capital Markets LLC and appoint a substitute agent acceptable to each of the Company and Lazard Capital Markets LLC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15.  No term or provision of this letter agreement may be amended, terminated or waived except by written instrument executed and delivered (a) in the case of an amendment or terminated, by the undersigned, the Company and the Underwriters, and (b) in the case of a waiver, the party against whom such waiver, is to be enforced.

Very truly yours,

PRINT NAME

SIGNATURE

IF SIGNING ON BEHALF OF AN ENTITY, PRINT NAME AND TITLE OF SIGNATORY

POSITION(S) WITH THE COMPANY [INDICATE EXECUTIVE OFFICE AND WHETHER A MEMBER OF THE BOARD OF DIRECTORS]

Accepted and agreed:

APEX BIOVENTURES ACQUISITION CORPORATION

By:
K. Michael Forrest, Chief Executive Officer

LAZARD CAPITAL MARKETS LLC

By:
Name:
Title:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

3

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more operating businesses in the healthcare industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO (excluding shares of Common Stock issuable upon the exercise of Insider Warrants). For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO. For purposes of Section 3 only, each director and officer will be deemed to own Insider Shares held by any member of such director’s of officer’s Immediate Family and any entity affiliated with such director or officer to the extent that such director or officer has voting or dispositive power over such other Insider Shares.

“Insider Warrants” shall mean warrants sold or to be sold to the Insiders in a private placement prior to the effective date of the IPO, at a price per warrant of $1.00 and an aggregate purchase price of $1,800,000, which warrants will be exercisable for up to 1,800,000 shares in the aggregate, at a exercise price of $6.00 per share.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Public Stockholders” shall mean holders of common stock sold as part of the IPO or in the aftermarket, excluding Insiders who purchase those shares in the IPO or aftermarket.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 24-month period).

“Transaction Failure Date” shall mean the 18-month anniversary of the Effective Date (or the 24 month anniversary of the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 24-month period).

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Registration Statement.